Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Brad Nelson
KCSA Strategic Communications
P: 212-896-1249 / 212-896-1217
Email: jgoldberger@kcsa.com / bnelson@kcsa.com

NTELOS Holdings Corp. Reports Second Quarter 2015 Results

-Total Subscribers Up 9% over Prior Year in Western Markets
-Quarterly Revenues Up 6% over Prior Year in Western Markets

WAYNESBORO, Va. - July 28, 2015 - NTELOS Holdings Corp. (NASDAQ: NTLS) (“nTelos” or the “Company”) announced today operating and financial results for its second quarter ended June 30, 2015. In the fourth quarter of 2014, the Company announced a strategic refocus of its business operations in its western Virginia and West Virginia markets (“Western Markets” or “Markets”). The Company is currently in the process of winding down operations in its Eastern Markets, which it expects to complete by November 15, 2015.

“nTelos’s increased focus on being competitive in our local markets, strong retail offerings and expanded 4G LTE network continue to drive robust subscriber growth. During the first half of 2015, we more than doubled net adds over the same period last year and surpassed the halfway point of our LTE network build out, ahead of schedule,” said Rod Dir, Chief Executive Officer of NTELOS Holdings Corp. “With ample liquidity evidenced by our quarter end cash balance of over $146 million, an improving cost structure and a more focused operating plan, we are well positioned to continue unlocking value and enhancing our competitive position within our Markets.”

The “Highlights” and “Subscriber Update” sections represent results of operations for our Western Markets, which are included in the supplemental schedules provided.

Highlights

•	Revenues increased 6% to $91.4 million for the second quarter 2015, compared to $86.1 million for the second quarter 2014;

•	Postpaid average monthly billings per user (“ABPU”) was $58.64 for the second quarter 2015, compared to $58.04 for the first quarter 2015 and $59.78 for the second quarter 2014;

•
Adjusted EBITDA was $27.5 million for the second quarter 2015, compared to $33.3 million for the second quarter 2014. Adjusted EBITDA during the second quarter 2015 reflected the absorption of corporate overhead previously allocated to the Eastern Markets in 2014;

•	Net subscriber additions for the six months ended June 30, 2015 of 15,400 exceeded net subscriber additions for the full year 2014 of 14,600;

•	Postpaid churn of 1.5% was the Company’s lowest quarterly churn since second quarter 2008; and

•	Approximately 53% of our covered POPs have access to our LTE network, exceeding our original year end 2015 goal of 50%.

Subscriber Update

Total Subscribers

•	Total subscribers were 297,500 as of June 30, 2015, compared to 290,100 for the first quarter 2015 and 274,000 for the second quarter 2014;

•	Total subscriber gross additions for the second quarter 2015 were 25,700, compared to 27,500 for the first quarter 2015 and 22,500 for the second quarter 2014; and

•	Total subscriber net additions for the second quarter 2015 were 7,400, compared to 8,000 for the first quarter 2015 and 3,000 for the second quarter 2014.

Postpay Subscribers

•	Postpay subscriber gross additions for the second quarter 2015 were 14,300, compared to 15,700 for the first quarter 2015 and 14,700 for the second quarter 2014;

•	Net postpay subscriber additions were 4,300 for the second quarter 2015, compared to 4,600 for the first quarter 2015 and 3,500 for the second quarter 2014;

•	Postpay churn for the second quarter 2015 was 1.5%, compared to 1.7% for the first quarter 2015 and 1.8% for the second quarter 2014;

•	ARPA was $117.18 for the second quarter 2015, compared to $136.61 for the second quarter 2014; and

•	As of June 30, 2015, total postpay subscribers were 229,000.

Prepay Subscribers

•	Prepay subscriber gross additions for the second quarter 2015 were 11,400, compared to 11,800 for the first quarter 2015 and 7,800 for the second quarter 2014;

•	Net prepay subscriber additions (losses) were 3,100 for the second quarter 2015, compared to 3,400 for the first quarter 2015 and (500) for the second quarter 2014;

•	Prepay churn for the second quarter 2015 was 4.1%, compared to 4.4% for the first quarter 2015 and 4.2% for the second quarter 2014; and

•	As of June 30, 2015, total prepay subscribers were 68,500.

Eastern Markets Wind Down Update

During the six months ended June 30, 2015, we reduced our Eastern Markets subscribers by 85,400 as we take action to wind down our operations in an orderly manner. In addition, on June 30 we released the first 10MHz of spectrum to the buyer as planned. Eastern Markets Adjusted EBITDA for the six months ended June 30, 2015 was $13.7 million, and is not included in Western Markets Adjusted EBITDA as discussed above.

Net Income

Net income of nTelos Holdings, after net income attributable to noncontrolling interests, was $1.6 million, or $0.07 per diluted share, for the second quarter 2015, compared to $0.5 million, or $0.02 per diluted share, for the second quarter 2014.

Liquidity

Cash at the end of the second quarter 2015 was $146.5 million, compared to $75.7 million at the end of the fourth quarter 2014. The cash balance includes $2.2 million in restricted cash and approximately $56.0 million nTelos received on April 15, 2015 in connection with the sale of the Company’s spectrum portfolio in its Eastern Markets.

Business Outlook

For the year ending December 31, 2015, the Company reiterates its full year 2015 Adjusted EBITDA guidance to be between $100.0 million and $108.0 million. Adjusted EBITDA excludes restructuring costs and results from the Eastern Markets. Full year 2015 capital expenditures are still expected of between $95.0 and $105.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss its second quarter 2015 results this morning, July 28, 2015, at 11:00am ET. To participate, please dial 1-877-407-9120 in the U.S. and Canada and 1-412-902-1009 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-660-6853 in the U.S. and Canada or 1-201-612-7415 internationally and entering access code 13601222 beginning approximately one hour after the call and continuing until August 4, 2015.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, transaction related costs, restructuring and asset impairment charges, gain/loss on sale or disposal of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs, adjustments for impact of recognizing deferred gain associated with towers sold to Grain Management and adjustments for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.

ARPA, or average monthly revenue per account, is computed by dividing service revenues per period by the average number of accounts during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

ABPU, or average billings per user, is computed by adding average monthly postpaid service billings to users and equipment installment plan (EIP) billings divided by the average number of postpaid users during the period, further divided by the number of months in the period. NTELOS believes average postpaid customer billings per user is indicative of estimated cash collection, including equipment installments, from customers each month.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value and provide liquidity for future growth. ARPA and ABPU provides management with useful information concerning the appeal of the Company’s postpay rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA, ARPA and ABPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as "nTelos Wireless," is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 297,500 retail subscribers based in its Western Markets, comprised of western Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company's licensed territories in the Western Markets have a total population of approximately 4.4 million residents, of which its wireless network covers approximately 3.1 million residents. The Company is also the exclusive wholesale provider of wireless network services to Sprint Corporation in portions of its western Virginia and West Virginia territories for all Sprint wireless customers.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words "anticipates," "believes," "expects," "intends," "plans," "estimates," "targets," "projects," "should," "may," "will" and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: our ability to attract and retain retail subscribers to our services; our dependence on our strategic relationship with Sprint Corporation ("Sprint"); our ability to realize the expected proceeds, cost savings and other benefits from the wind down of our Eastern Markets; a potential increase in roaming rates and wireless handset subsidy costs; rapid development and intense competition in the telecommunications industry; our ability to finance, design, construct and realize the benefits of any planned network technology upgrade; our ability to acquire or gain access to additional spectrum in the future; the potential to experience a high rate of customer turnover; the potential for competitors to build networks in our markets; cash and capital requirements; operating and financial restrictions imposed by our credit agreement; adverse economic conditions; federal and state regulatory fees, requirements and developments; loss of ability to use our current cell sites; our continued reliance on indirect channels of retail distribution; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Consolidated Financial Statements

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Consolidated Operating Metrics

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPA Reconciliation - Postpay

•	ABPU Reconciliation- Postpay

•Western Markets Operating Metrics

•	Western Markets Condensed Consolidated Statements of Operating Income

•	Western Markets Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Western Markets Key Metrics

•	Western Markets ARPA Reconciliation - Postpay

•	Western Markets ABPU Reconciliation - Postpay

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
(In thousands)	June 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash	$144,293	$73,546
Restricted cash	2,167	2,167
Accounts receivable, net	52,771	43,668
Inventories and supplies	16,282	18,297
Deferred income taxes	24,034	24,770
Prepaid expenses	14,684	13,543
Other current assets	336	4,626
	254,567	180,617
Assets Held for Sale	1,454	64,271
Securities and Investments	1,522	1,522
Property, Plant and Equipment, net	308,422	289,947
Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	44,933	44,933
Customer relationships and trademarks, net	4,688	5,084
Deferred Charges and Other Assets	20,869	18,474
TOTAL ASSETS	$700,155	$668,548
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Current portion of long-term debt	$5,728	$5,816
Accounts payable	15,474	24,541
Accrued expenses and other current liabilities	47,788	41,706
	68,990	72,063
Long-Term Debt	517,111	519,592
Other Long-Term Liabilities	128,351	109,845
Stockholders' Equity (Deficit)	(14,297)	(32,952)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$700,155	$668,548

NTELOS Holdings Corp.

Condensed Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2015	2014	2015	2014
Operating Revenues
Retail Revenue	$58,223	$72,935	$124,757	$146,811
Wholesale and other revenue	37,647	38,300	73,930	79,015
Equipment sales	12,454	6,560	29,843	14,051
Operating Revenues	$108,324	$117,795	$228,530	$239,877

Operating Expenses
Cost of services	32,017	29,180	61,675	57,085
Cost of equipment sold	20,038	22,144	43,673	45,997
Customer operations	20,499	25,377	44,848	53,000
Corporate operations	9,975	11,261	19,387	23,032
Restructuring	1,602	—	3,610	—
Depreciation and amortization	14,485	19,929	28,359	38,996
Gain on sale of assets	(802)	—	(16,749)	—
	97,814	107,891	184,803	218,110
Operating Income	10,510	9,904	43,727	21,767
Other Expense
Interest expense	(7,574)	(8,315)	(15,491)	(16,274)
Other income (expense), net	35	(92)	31	(1,164)
	(7,539)	(8,407)	(15,460)	(17,438)
Income before Income Taxes	2,971	1,497	28,267	4,329
Income Taxes	1,090	640	11,099	1,750
Net Income	1,881	857	17,168	2,579
Net Income Attributable to Noncontrolling Interests	(271)	(373)	(762)	(809)
Net Income Attributable to NTELOS Holdings Corp.	$1,610	$484	$16,406	$1,770

Earnings per Share Attributable to NTELOS Holdings Corp.:
Net Income applicable to NTELOS Holdings Corp.	$1,610	$484	$16,406	$1,770
Net Income applicable to participating securities	70	—	611	—
Net Income applicable to common shares	$1,540	$484	$15,795	$1,770

Basic	$0.07	$0.02	$0.74	$0.08
Weighted average shares outstanding - basic	21,242	21,099	21,218	21,090
Diluted	$0.07	$0.02	$0.71	$0.08
Weighted average shares outstanding - diluted	22,564	22,039	22,347	22,037
Cash Dividends Declared per Share - Common Stock	$—	$0.42	$—	$0.84

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA- (Consolidated)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2015	2014	2015	2014
Net income attributable to NTELOS Holdings Corp.	$1,610	$484	$16,406	$1,770
Net income attributable to noncontrolling interests	271	373	762	809
Net income	$1,881	$857	$17,168	$2,579
Interest expense	7,574	8,315	15,491	16,274
Income taxes	1,090	640	11,099	1,750
Other expense, net	(35)	92	(31)	1,164
Operating income	$10,510	$9,904	$43,727	$21,767
Depreciation and amortization	14,485	19,929	28,359	38,996
Restructuring	1,602	—	3,610	—
Gain on sale of assets	(802)	—	(16,749)	—
Accretion of asset retirement obligations	447	331	951	646
Equity-based compensation	910	1,283	1,769	2,594
SNA straight-line adjustment [1]	3,065	2,043	6,130	2,043
Cell site spectrum rent	1,006	—	1,006	—
Other [2]	(94)	873	(294)	2,240
Adjusted EBITDA	$31,129	$34,363	$68,509	$68,286

[1]	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.

[2]
In 2014, Other includes legal and advisory fees related to the new Sprint agreement and certain employee separation charges. In 2015, Other includes certain non-recurring corporate costs and adjustments for the recognition of a portion of the deferred gain for towers sold to Grain Management, LLC.

NTELOS Holdings Corp.

Key Metrics - (Consolidated)

						Six Months Ended
Quarter Ended:	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015	6/30/2014	6/30/2015
Subscribers
Beginning Subscribers	468,000	458,100	457,200	448,900	414,700	464,600	448,900
Postpay	306,800	308,200	310,200	310,100	294,300	306,700	310,100
Prepay	161,200	149,900	147,000	138,800	120,400	157,900	138,800
Gross Additions	39,000	41,400	40,400	28,800	25,800	84,400	54,600
Postpay	20,400	20,800	22,500	15,800	14,400	40,600	30,200
Prepay	18,600	20,600	17,900	13,000	11,400	43,800	24,400
Disconnections[1]	38,600	42,300	48,700	63,000	61,600	80,600	124,600
Postpay	17,100	18,900	22,700	31,500	32,200	37,000	63,700
Prepay	21,500	23,400	26,000	31,500	29,400	43,600	60,900
Net Additions (Losses)[1]	400	(900)	(8,300)	(34,200)	(35,800)	3,800	(70,000)
Postpay	3,300	1,900	(200)	(15,700)	(17,800)	3,600	(33,500)
Prepay	(2,900)	(2,800)	(8,100)	(18,500)	(18,000)	200	(36,500)
Ending Subscribers [1]	458,100	457,200	448,900	414,700	378,900	458,100	378,900
Postpay	308,200	310,200	310,100	294,300	276,400	308,200	276,400
Prepay	149,900	147,000	138,800	120,400	102,500	149,900	102,500
Churn, net [1]	2.8%	3.1%	3.6%	4.9%	5.2%	2.9%	5.0%
Postpay	1.8%	2.0%	2.4%	3.5%	3.8%	2.0%	3.6%
Prepay	4.5%	5.3%	6.0%	8.1%	8.8%	4.6%	8.5%
Other Items
ABPU/ARPA Statistics
ABPU	$62.05	$61.41	$61.43	$61.41	$60.14	$62.38	$60.80
ARPA	$137.20	$134.18	$132.48	$125.98	$117.90	$137.34	$122.05
Ending Postpay Accounts [2]	140,500	142,100	143,400	138,500	130,500	140,500	130,500
Postpay Subscribers per Account [2]	2.2	2.2	2.2	2.1	2.1	2.2	2.1
Strategic Network Alliance Revenues (000’s) [3]
Billed Revenue	$37,997	$38,144	$38,329	$36,627	$37,887	$77,281	$74,514
Straight-Line Adjustment	(2,043)	(3,065)	(3,065)	(3,065)	(3,065)	(2,043)	(6,130)
Spectrum Lease Consideration	822	1,234	1,233	1,190	1,222	822	2,412
SNA Revenues - As Reported	$36,776	$36,313	$36,497	$34,752	$36,044	$76,060	$70,796
Network Statistics
Licensed Population (millions)	8.0	8.0	8.0	8.0	8.0	8.0	8.0
Covered Population (millions)	6.0	6.0	6.0	6.0	6.0	6.0	6.0
Total Cell Sites	1,445	1,446	1,453	1,455	1,443	1,445	1,443

1
During 2014 second quarter, the Company terminated approximately 2,100 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 8,200 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.

2	End of Period
3
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straightline basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Holdings Corp.

ARPA Reconciliation – Postpay - (Consolidated)
Average Monthly Revenue per Account (ARPA) 1

	Three Months Ended June 30,		Six months ended June 30,
(In thousands, except for accounts and ARPA)	2015	2014	2015	2014
Retail revenues	$58,223	$72,935	$124,757	$146,811
Less: prepay service revenues	(10,612)	(15,806)	(23,560)	(32,069)
Postpay service revenues	$47,611	$57,129	$101,197	$114,742

Average number of postpay accounts	134,600	138,800	138,200	139,200
Postpay ARPA	$117.90	$137.20	$122.05	$137.34

¹
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Holdings Corp.

ABPU Reconciliation – Postpay - (Consolidated)
Average Monthly Billing per User (ABPU) 1

	Three Months Ended June 30,		Six months ended June 30,
(In thousands, except for accounts and ABPU)	2015	2014	2015	2014
Retail revenues	$58,223	$72,935	$124,757	$146,811
Plus: EIP billings	3,919	—	6,249	—
Less: prepay service revenues	(10,612)	(15,806)	(23,560)	(32,069)
Total postpay billings	$51,530	$57,129	$107,446	$114,742

Average number of postpay subscribers	285,600	306,900	294,500	306,600
Postpay ABPU	$60.14	$62.05	$60.80	$62.38

¹
Average monthly billings per user (ABPU) is computed by dividing postpay service revenues and equipment installment plan (EIP) billings per period by the average number of postpay subscribers during that period. ABPU as defined may not be similar to ABPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ABPU in order to determine their effectiveness. ABPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Western Markets 1

Condensed Consolidated Statements of Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2015	2014	2015	2014
Operating Revenues
Retail Revenue	$42,547	$44,262	$85,558	$88,643
Wholesale and other revenue	36,700	37,811	72,297	78,039
Equipment sales	12,141	4,052	28,844	8,609
Operating Revenues	91,388	86,125	186,699	175,291

Operating Expenses
Cost of services	22,785	19,858	43,606	38,643
Cost of equipment sold	19,885	14,744	42,883	30,510
Customer operations	16,130	14,996	35,682	31,017
Corporate operations	9,317	7,238	17,942	14,961
Restructuring	677	—	2,282	—
Depreciation and amortization	13,073	13,718	25,934	26,640
Gain on sale of assets	(102)	—	(11,111)	—
	81,765	70,554	157,218	141,771
Operating Income	$9,623	$15,571	$29,481	$33,520

1	Western Markets is defined as Holdings less Eastern Markets.

NTELOS Western Markets 1

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Western Markets Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2015	2014	2015	2014
Net income attributable to NTELOS Holdings Corp.	$1,610	$484	$16,406	$1,770
Net income attributable to noncontrolling interests	271	373	762	809
Net income	$1,881	$857	$17,168	$2,579
Operating loss (income) attributable to Eastern Markets	(887)	5,668	(14,246)	11,754
Interest expense	7,574	8,315	15,491	16,274
Income tax expense	1,090	640	11,099	1,750
Other expense, net	(35)	92	(31)	1,164
Operating income	$9,623	$15,572	$29,481	$33,521

Depreciation and amortization	13,073	13,718	25,934	26,640
Restructuring [2]	677	—	2,282	—
Gain on sale of assets	(102)	—	(11,111)	—
Accretion of asset retirement obligations	315	234	615	457
Equity-based compensation	900	867	1,760	1,754
SNA straight-line adjustment [3]	3,065	2,043	6,130	2,043
Other [4]	(95)	873	(295)	2,240
Adjusted EBITDA	$27,456	$33,307	$54,796	$66,655

1	Western Markets is defined as Holdings less Eastern Markets.
2	Restructuring costs attributable to Corporate and Western Markets.
3	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight-line basis.
4
In 2014, Other includes legal and advisory fees related to the new Sprint agreement and certain employee separation charges. In 2015, Other includes certain non-recurring corporate costs and adjustments for the recognition of a portion of the deferred gain for towers sold to Grain Management, LLC.

NTELOS Western Markets 1

Key Metrics

						Six Months Ended
Quarter Ended:	06/30/14	9/30/2014	12/31/2014	3/31/2015	06/30/15	6/30/2014	6/30/2015
Subscribers
Beginning Subscribers	277,100	274,000	277,100	282,100	290,100	273,600	282,100
Postpay	210,300	212,400	215,500	220,100	224,700	208,800	220,100
Prepay	66,800	61,600	61,600	62,000	65,400	64,800	62,000
Gross Additions	22,500	24,600	28,300	27,500	25,700	47,500	53,200
Postpay	14,700	15,500	18,600	15,700	14,300	29,300	30,000
Prepay	7,800	9,100	9,700	11,800	11,400	18,200	23,200
Disconnections [2]	19,500	21,500	23,300	19,500	18,300	41,000	37,800
Postpay	11,200	12,500	13,900	11,100	10,000	24,100	21,100
Prepay	8,300	9,000	9,400	8,400	8,300	16,900	16,700
Net Additions (Losses) [2]	3,000	3,100	5,000	8,000	7,400	6,500	15,400
Postpay	3,500	3,000	4,700	4,600	4,300	5,200	8,900
Prepay	(500)	100	300	3,400	3,100	1,300	6,500
Ending Subscribers [2]	274,000	277,100	282,100	290,100	297,500	274,000	297,500
Postpay	212,400	215,500	220,100	224,700	229,000	212,400	229,000
Prepay	61,600	61,600	62,000	65,400	68,500	61,600	68,500
Churn, net [2]	2.3%	2.6%	2.8%	2.3%	2.1%	2.5%	2.2%
Postpay	1.8%	1.9%	2.2%	1.7%	1.5%	1.9%	1.6%
Prepay	4.2%	4.9%	5.0%	4.4%	4.1%	4.3%	4.3%
Other Items
ABPU/ARPA Statistics
ABPU	$59.78	$59.27	$59.35	$58.04	$58.64	$59.99	$58.34
ARPA	$136.61	$133.83	$132.12	$122.04	$117.18	$136.60	$119.58
Postpay Accounts [3]	93,700	95,500	98,700	101,900	104,307	93,700	104,307
Postpay Subscribers per Account [3]	2.3	2.3	2.2	2.2	2.2	2.3	2.2
Strategic Network Alliance Revenues (000's) [4]
Billed Revenue	$37,997	$38,144	$38,329	$36,627	$37,887	$77,281	$74,514
Straight-Line Adjustment	(2,043)	(3,065)	(3,065)	(3,065)	(3,065)	(2.043)	(6,130)
Spectrum Lease Consideration	822	1,234	1,233	1,190	1,222	0.822	2,412
SNA Revenues - As Reported	$36,776	$36,313	$36,497	$34,752	$36,044	$76,060	$70,796
Network Statistics
Licensed Population (millions)	4.4	4.4	4.4	4.4	4.4	4.4	4.4
Covered Population (millions)	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Total Cell Sites	999	1,000	1,004	1,006	1,007	999	1,007
LTE Cell Sites	89	135	135	202	274	89	274
LTE % of Total Cell Sites	8.9%	13.5%	13.4%	20.1%	27.2%	8.9%	27.2%
LTE % of Covered POPs	NA	NA	22.2%	43.6%	53.1%	NA	53.1%

1	Western Markets is defined as Holdings less Eastern Markets.
2
During the 2014 second quarter, the Company terminated approximately 1,400 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 4,700 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.

3	End of Period.
4
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straight-line basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Western Markets 1

ARPA Reconciliation – Postpay
Average Monthly Revenue per Account (ARPA) 2

	Three Months Ended June 30,		Six months ended June 30,
(In thousands, except for accounts and ARPA)	2015	2014	2015	2014
Operating revenues	$42,547	$44,262	$85,558	$88,643
Less: prepay service revenues	(6,320)	(6,398)	(12,570)	(13,008)
Postpay service revenues	$36,227	$37,864	$72,988	$75,635

Average number of postpay accounts	103,000	92,400	101,700	92,300
Postpay ARPA	$117.18	$136.61	$119.58	$136.60

1	Western Markets is defined as Holdings less Eastern Markets.
2
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Western Markets 1

ABPU Reconciliation – Postpay
Average Monthly Billing per User (ABPU) 1

	Three Months Ended June 30,		Six months ended June 30,
(In thousands, except for accounts and ABPU)	2015	2014	2015	2014
Retail revenues	$42,547	$44,262	$85,558	$88,643
Plus: EIP billings	3,640	—	5,636	—
Less: prepay service revenues	(6,320)	(6,398)	(12,570)	(13,008)
Total postpay billings	$39,867	$37,864	$78,624	$75,635

Average number of postpay subscribers	226,600	211,100	224,600	210,100
Postpay ABPU	$58.64	$59.78	$58.34	$59.99

¹
Average monthly billings per user (ABPU) is computed by dividing postpay service revenues and equipment installment plan (EIP) billings per period by the average number of postpay subscribers during that period. ABPU as defined may not be similar to ABPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ABPU in order to determine their effectiveness. ABPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.